                                                                     EXHIBIT 3.4

                                     BYLAWS
                                       OF
                            MOLINA HEALTHCARE, INC.,
                             a Delaware corporation

                                TABLE OF CONTENTS

                                                                                       PAGE
ARTICLE I     OFFICES.................................................................  1
Section 1.1.  Registered Office.......................................................  1
Section 1.2.  Other Offices...........................................................  1

ARTICLE II    STOCKHOLDERS' MEETINGS..................................................  1
Section 2.1.  Place of Meetings.......................................................  1
Section 2.2.  Annual Meetings.........................................................  1
Section 2.3.  Notice of Annual Meeting................................................  3
Section 2.4.  Stockholders' List......................................................  3
Section 2.5.  Special Meetings........................................................  4
Section 2.6.  Notice of Special Meetings..............................................  5
Section 2.7.  Quorum; Adjournment.....................................................  5
Section 2.8.  Order of Business.......................................................  5
Section 2.9.  Voting..................................................................  5
Section 2.10. Proxies.................................................................  6
Section 2.11. Inspectors..............................................................  6

ARTICLE III   DIRECTORS...............................................................  6
Section 3.1.  General Powers..........................................................  6
Section 3.2.  Number and Qualifications of Directors..................................  7
Section 3.3.  Vacancies; Resignation and Removal of Directors.........................  7
Section 3.4.  Place of Meetings.......................................................  8
Section 3.5.  Compensation of Directors...............................................  8
Section 3.6.  Regular Meetings........................................................  8
Section 3.7.  Special Meetings........................................................  8
Section 3.8.  Action Without Meeting; Use of Communications Equipment.................  9
Section 3.9.  Quorum and Manner of Acting.............................................  9

ARTICLE IV    EXECUTIVE AND OTHER COMMITTEES.......................................... 10
Section 4.1.  Executive Committee..................................................... 10
Section 4.2.  Other Committees........................................................ 10
Section 4.3.  Procedure; Meeting; Quorum.............................................. 11

ARTICLE V     OFFICERS................................................................ 11

                                TABLE OF CONTENTS
                                   (continued)

                                                                                      PAGE
Section 5.1.  Executive Officers...................................................... 11
Section 5.2.  Election, Term of Office and Eligibility................................ 11
Section 5.3.  Subordinate Officers.................................................... 12
Section 5.4.  Removal................................................................. 12
Section 5.5.  Chairman of the Board................................................... 12
Section 5.6.  The President........................................................... 12
Section 5.7.  The Executive Vice Presidents........................................... 12
Section 5.8.  The Secretary........................................................... 12
Section 5.9.  The Treasurer........................................................... 13
Section 5.10. Salaries................................................................ 13
Section 5.11. Delegation of Duties.................................................... 13

ARTICLE VI    SHARES OF STOCK......................................................... 14
Section 6.1.  Regulation.............................................................. 14
Section 6.2.  Stock Certificates...................................................... 14
Section 6.3.  Restriction on Transfer of Securities................................... 14
Section 6.4.  Transfer of Shares...................................................... 15
Section 6.5.  Fixing Date for Determination of Stockholders of Record................. 15
Section 6.6.  Lost Certificate........................................................ 15

ARTICLE VII   BOOKS AND RECORDS....................................................... 16
Section 7.1.  Location................................................................ 16
Section 7.2.  Inspection.............................................................. 16
Section 7.3.  Corporate Seal.......................................................... 16

ARTICLE VIII  DIVIDENDS AND RESERVES.................................................. 16
Section 8.1.  Dividends............................................................... 16
Section 8.2.  Reserves................................................................ 17

ARTICLE IX    MISCELLANEOUS PROVISIONS................................................ 17
Section 9.1.  Fiscal Year............................................................. 17
Section 9.2.  Depositories............................................................ 17
Section 9.3.  Checks, Drafts and Notes................................................ 17
Section 9.4.  Contracts and Other Instruments......................................... 17

                                TABLE OF CONTENTS
                                   (continued)

                                                                                      PAGE
Section 9.5.  Notices................................................................. 17
Section 9.6.  Waivers of Notice....................................................... 17
Section 9.7.  Stock in Other Corporations............................................. 18
Section 9.8.  Indemnification......................................................... 18
Section 9.9.  Amendment of Bylaws..................................................... 19

                                     BYLAWS
                                       OF
                             MOLINA HEALTHCARE, INC.

                                    ARTICLE I

                                     OFFICES

          Section 1.1. Registered Office. The registered office of the Corporation shall be maintained in the County of New Castle, State of Delaware, and the registered agent in charge thereof is The Corporation Trust Company.

          Section 1.2. Other Offices. The Corporation may also have offices and keep the books and records of the Corporation, except as may otherwise be required by law, at such other places both within and outside the State of Delaware as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

          Section 2.1. Place of Meetings. All meetings of the stockholders, whether annual or special, shall be held at an office of the Corporation or at such other place, within or outside the State of Delaware, as may be fixed from time to time by the Board of Directors.

          Section 2.2.   Annual Meetings.

               (a) An annual meeting of the stockholders shall be held on the [first Tuesday of April] each year commencing in the year 2003, but if such date is a legal holiday then on the next business day following, at One Golden Shore Drive, Long Beach, California 90802, at which such stockholders shall elect members to the Board of Directors and transact such other business as may properly be brought before such meeting. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting of stockholders, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in Section 2.2(b), who is entitled to vote at such meeting and who complied with the notice procedures set forth in Section 2.2(b).

               (b) At an annual meeting of the stockholders, only such business as shall have been properly brought before such meeting shall be conducted. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(c) of these Bylaws, (i) such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (iii) if such stockholder, or the beneficial owner on whose behalf any such nomination or proposal is made, has provided the Corporation with a Solicitation Notice (as such term is hereinafter defined), such stockholder or beneficial owner must, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice or, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this
Section 2.2(b), the stockholder or beneficial owner proposing such nomination or business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.2. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is scheduled more than thirty (30) days prior to the anniversary of the preceding year's annual meeting, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth
(90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting of the stockholders commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice in connection with an annual meeting shall set forth (A) as to each person that the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (B) as to any other business that such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before such meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf such proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such stockholder's nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and
(iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees or, in the case of the proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal (an affirmative statement of such intent, a "Solicitation Notice").

               (c)       Notwithstanding anything in the second sentence of
Section 2.2(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by Corporation.

               (d) Only persons who are nominated, accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directed only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action a the meeting and shall be disregarded.

               (e)       Notwithstanding the foregoing provisions of this
Section 2.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

               (f) For purposes of this Section 2.2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the 1934 Act.

          Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 2.4. Stockholders' List. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Section 2.5.   Special Meetings.

               (a) Pursuant to the Certificate of Incorporation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the President or Chief Executive Officer of the Corporation, the Chairperson of the Board of Directors, the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and the powers and authority of which, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings. Such special meetings may not be called by any other person or persons.

               (b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors the Chief Executive Officer, or the Secretary of the Corporation. No business may be transacted at such special meeting, otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty- five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.6 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

               (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at of the direction of the Board of

Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.5(c). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by Section 2.2(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          Section 2.6. Notice of Special Meetings. Written notice of a special meeting, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

          Section 2.7. Quorum; Adjournment. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, of the place, date and hour of the adjourned meeting, until a quorum shall again be present or represented by proxy. At the adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, without limitation, its own stock, held by it in a fiduciary capacity.

          Section 2.8. Order of Business. At each meeting of the stockholders, such business may be transacted as may be properly brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver thereof, except as otherwise required by law or expressly provided therein. The order of business at the meetings of the stockholders shall be as determined by the Chairman of the Board.

          Section 2.9. Voting. When a quorum is present at any meeting, and subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or by these Bylaws in respect of the vote that shall be required for a specified action, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the Corporation, except as otherwise provided in the Certificate of Incorporation.

          Section 2.10.  Proxies.

               (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               (b) A stockholder may issue a valid proxy by (i) executing a written authorization therefor identifying the person or persons authorized to act for such stockholder by proxy or (ii) transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission, provided that the telegram, cablegram or other means of electronic transmission either sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. A copy, facsimile transmission or other reliable reproduction of a written or electronically-transmitted proxy authorized by this
Section 2.10 may be substituted for or used in lieu of the original writing or electronic transmission. Each proxy shall be delivered to the inspectors of election prior to or at the meeting.

          Section 2.11. Inspectors. Either the Board of Directors or, in the absence of designation of inspectors by the Board of Directors, the chairman of any meeting of the stockholders may, in its or such person's discretion, appoint two (2) or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be specified by the Board of Directors or the chairman of the meeting. Inspectors need not be Stockholders, employees, officers or directors of the Corporation. No director or nominee for the office of director shall be appointed as any such inspector.

                                   ARTICLE III

                                    DIRECTORS

          Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such acts and things as are not, by the General Corporation Law of the State of Delaware nor by the Certificate of Incorporation nor by these Bylaws, directed or required to be exercised or done by the stockholders.

          Section 3.2.   Number and Qualifications of Directors.

               (a) The number of directors which shall constitute the whole Board of Directors shall be no less than seven and no more than eleven; provided that until changed by resolution of the Board of Directors, the number of directors shall be fixed at nine. With the exception of the first Board of Directors, which shall be elected by the Sole Incorporator, and except as provided in the Corporation's Certificate of Incorporation or in Section 3.3 of this Article III, the directors shall be elected at the annual meeting of the stockholders by a plurality vote of the shares represented in person or by proxy and each director elected shall hold office until his successor is elected and qualified unless he shall resign, become disqualified, disabled, or otherwise removed. Directors need not be stockholders.

               (b) Each of the directors of the Corporation shall hold office until (i) the next annual meeting of the stockholders following such director's election and until such director's successor shall have been elected and qualified or (ii) his earlier death, resignation or removal in the manner that the directors of the Corporation other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation other than Common Stock may determine from time to time. In accordance with the Certificate of Incorporation, the directors of the Corporation shall be classified, with respect to the time for which they hold office, into three classes containing three directors each: one class whose term expires at the first annual meeting of stockholders that is held after the first organizational meeting of the Board of Directors, another class whose term expires at the second annual meeting of stockholders that is held after the first organizational meeting of the Board of Directors and another class whose term expires at the third annual meeting of stockholders that is held after the first organizational meeting of the Board of Directors, with the directors in each class to hold office until their successors are elected and qualified. If the number of directors is changed by the Board of Directors, then any newly-created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of the stockholders, subject to the rights of the holders of any class or series of capital stock having a preference over Common Stock as to dividends or upon liquidation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third (3rd) year following the year of their election.

          Section 3.3.   Vacancies; Resignation and Removal of Directors.

               (a) If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, the Board of Directors shall choose a successor or successors, or a director to fill the newly created directorship, who shall hold office for the unexpired term (in the case of a vacancy) or until the next election of directors (in the case of a new directorship).

               (b) Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect upon receipt thereof by the Corporation, or such later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               (c) Any director may be removed at any time only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote in the election of directors.

          Section 3.4. Place of Meetings. The Board of Directors may hold its meetings inside or outside of the State of Delaware, at the office of the Corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

          Section 3.5. Compensation of Directors. Directors who are not at the time also a salaried officer or employee of the Corporation or any of its subsidiaries may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board of Directors as may be established by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Each director, whether or not a salaried officer or employee of the Corporation or any of its subsidiaries, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director.

          Section 3.6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine, except that the annual meeting of the Board to elect officers of the Corporation for the ensuing year shall be held within ten (10) days after the annual meeting of stockholders. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

          Section 3.7. Special Meetings. Special meetings of the Board of Directors may be held at any time on the call of the President or at the request in writing of a majority of the directors. Notice of any such meeting, unless waived, shall be given to directors personally, by telephone, by first-class United States mail, postage prepaid or by facsimile transmission to each director at his or her address as the same appears on the records of the Corporation not less than two days prior to the day on which such meeting is to be held if such notice is delivered personally, by telephone or by facsimile transmission, and not less than four days prior to the day on which the meeting is to be held if such notice is by first-class United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors calling the meeting. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

          Section 3.8.   Action Without Meeting; Use of Communications
Equipment.

               (a) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors.

               (b) Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

          Section 3.9.   Quorum and Manner of Acting.

               (a) Except as otherwise provided in these Bylaws, a majority of the total number of directors as at the time specified by the Bylaws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except that notice shall be given to all directors if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting.

               (b) The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem to be proper. In the absence of the Chairman of the Board, such person designated by the Board shall preside at Board meetings.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

          Section 4.1. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate annually three (3) or more of the directors to constitute members or alternate members of an Executive Committee, which Executive Committee shall have and may exercise, between the meetings of the Board of Directors, all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including, without limitation, if such Executive Committee is so empowered and authorized by resolution adopted by a majority of the entire Board of Directors, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that such Executive Committee shall not have such power or authority in reference to:

          (a) amending the Certificate of Incorporation;

          (b) adopting an agreement of merger or consolidation involving the Corporation;

          (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

          (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

          (e) taking any action related to the approval or determination of any matter in connection with any business combination;

          (f) filling vacancies on the Board of Directors or on any committee of the Board of Directors, including, but not limited to, the Executive Committee; or

          (g) amending or repealing any resolution of the Board of Directors which by its terms may be amended or repealed only by the Board of Directors.

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

     The Board of Directors shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

          Section 4.2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors (except to the extent prohibited by law), designate from among the directors one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided that no committee shall have the power or authority in reference to the matters described in Section 4.1(a) through 4.1(g) above. A majority of all of the members of such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

          Section 4.3. Procedure; Meeting; Quorum. Regular meetings of the Executive Committee or of any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board of Directors shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or of any other committee of the Board of Directors shall be delivered personally, by telephone, by first-class United States mail, postage prepaid or by facsimile transmission to each member thereof not later than one day prior to the day on which such meeting is to be held if such notice is delivered personally, by telephone or by facsimile transmission and not less than four days prior to the day on which such meeting is to be held if such notice is delivered by first-class United States mail; provided, however, that notice of any such special meeting need not be given to any such member who shall, either before or after such special meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the Executive Committee or any other committee of the Board of Directors shall be a valid meeting without any notice thereof having been given if all of the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board of Directors need not be given. Each of the Executive Committee and each other committee of the Board of Directors may adopt such rules and regulations that are not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as the Executive Committee or each other committee of the Board of Directors, as the case may be, may deem to be proper. A majority of the members of the Executive Committee or of any other committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting thereof, and the vote of a majority of the members thereof present at any meeting thereof at which such a quorum is present shall be the act of the Executive Committee or such other committee, as the case may be. Each of the Executive Committee and each other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board of Directors.

                                    ARTICLE V

                                    OFFICERS

          Section 5.1. Executive Officers. The executive officers of the Corporation shall be a President, such number of Executive Vice Presidents, if any, as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any number of said offices.

          Section 5.2. Election, Term of Office and Eligibility. The executive officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting; provided that new or additional officers may be elected at any meeting of the Board. Each officer, except such officers as may be appointed in accordance with the provisions of Section 5.3, shall hold office until the next annual election of officers or until his death, resignation or removal. The Chairman of the Board shall be and remain a member of the Board of Directors. None of the other officers need be members of the Board.

          Section 5.3. Subordinate Officers. The Board of Directors may appoint a Controller, such Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers, and such agents as the Board may determine, to hold office for such period and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the chief executive officer of the Corporation or the Executive Committee to appoint any such subordinate officers or agents.

          Section 5.4. Removal. The President, any Executive Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the Bylaws. Any subordinate officer appointed pursuant to Section 5.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered to appoint such subordinate officers.

          Section 5.5. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the Board of Directors and, if present, preside at meetings of the stockholders.

          Section 5.6. The President. The President shall be the chief executive officer of the Corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, or by these

Bylaws, shall administer and be responsible for the management of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors; and in general shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

          Section 5.7. The Executive Vice Presidents. In the event of the absence or disability of the President, each Executive Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of the President. The Executive Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the Corporation.

          Section 5.8.   The Secretary. The Secretary shall:

          (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors;

          (b) See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

          (c) Be custodian of the records and of the seal of the Corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

          (d) Have charge of the stock record books of the Corporation;

          (e) In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these Bylaws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the Corporation.

          Section 5.9.   The Treasurer. The Treasurer shall:

          (a) Receive and be responsible for all funds of and securities owned or held by the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the Corporation; deposit or cause to be deposited to the credit of the Corporation all moneys, funds and securities so received in such bank or other depositary as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the Corporation as may be properly authorized.

          (b) Render to the Board of Directors at any meeting thereof, or from time to time when ever the Board of Directors or the chief executive officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation;

          (c) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the chief executive officer of the Corporation.

          Section 5.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

          Section 5.11. Delegation of Duties. In case of the absence of any officer of the Corporation or for any other reason which may seem sufficient to the Board of Directors, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                                   ARTICLE VI

                                 SHARES OF STOCK

          Section 6.1. Regulation. Subject to the terms of any contract of the Corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

          Section 6.2. Stock Certificates. Certificates for shares of the stock of the Corporation shall be respectively numbered serially for each class of stock, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent other than the Corporation or its employee. Each certificate shall exhibit the name of the Corporation, the class (or series of any class) and number of shares represented thereby, and the name of the holder. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors.

          Section 6.3. Restriction on Transfer of Securities. A restriction on the transfer or registration of transfer of securities of the Corporation may be imposed either by the Certificate of Incorporation or by these Bylaws or by an agreement among any number of security holders or among such holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

          A restriction on the transfer of securities of the Corporation is permitted by this Section if it:

          (a) Obligates the holder of the restricted securities to offer to the Corporation or to any other holders of securities of the Corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

          (b) Obligates the Corporation or any holder of securities of the Corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

          (c) Requires the Corporation or the holders of any class of securities of the Corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

          (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

          (e) Restricts transfer or registration of transfer in any other lawful manner.

          Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

          Section 6.4. Transfer of Shares. Subject to the restrictions permitted by Section 6.3, shares of the capital stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender or cancellation of a certificate or certificates for a like number of shares. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

          Section 6.5.   Fixing Date for Determination of Stockholders of
Record.

               (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          Section 6.6. Lost Certificate. Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed may make an affidavit or affirmation of the fact and, if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the Corporation a bond of indemnity in form and with security for an amount satisfactory to the Board (or an officer or officers designated by the Board), whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                BOOKS AND RECORDS

          Section 7.1. Location. The books, accounts and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors may from time to time determine.

          Section 7.2. Inspection. The books, accounts, and records of the Corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations as the Board of Directors may prescribe, except as otherwise provided by statute.

          Section 7.3. Corporate Seal. The corporate seal shall contain two concentric circles between which shall be the name of the Corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal."

                                  ARTICLE VIII

                             DIVIDENDS AND RESERVES

          Section 8.1. Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the Corporation, may declare and pay dividends upon the shares of its capital stock either out of the surplus of the Corporation, as defined in and computed in accordance with the General Corporation Law of the State of Delaware, or in case there shall be no such surplus, out of the net profits of the Corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, computed in accordance with the General Corporation Law of the State of Delaware, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the Corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

          Section 8.2. Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

          Section 9.1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

          Section 9.2. Depositories. The Board of Directors or an officer designated by the Board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the Corporation.

          Section 9.3. Checks, Drafts and Notes. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

          Section 9.4. Contracts and Other Instruments. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and such authority may be general or confined to specific instances.

          Section 9.5. Notices. In addition to other means of notice permitted herein, whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the records of the Corporation, or, in default of other address, to such director or stockholder at the General Post Office in the City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

          Section 9.6. Waivers of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

          Section 9.7. Stock in Other Corporations. Any shares of stock in any other Corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such Corporation by the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its President or a Vice President. Shares of stock belonging to the Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

          Section 9.8. Indemnification.

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

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Corporation, against all judgments, fines, amounts paid in settlement and other liability and loss suffered, and all expenses (including, without limitation, attorneys' fees) reasonably incurred thereby in connection with such action, suit or proceeding to the fullest extent permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any rights to which any such director or officer may otherwise be entitled. The foregoing provisions of this Section 9.8(a) shall be deemed to be a contract between the Corporation and each director and officer of the Corporation serving in such capacity at any time while this Section 9.8(a) is in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against all judgments, fines, amounts paid in settlement and other liability and loss suffered, and all expenses (including, without limitation, attorneys' fees) reasonably incurred thereby in connection with such action, suit or proceeding to the extent permitted by and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may otherwise be entitled.

          (c) If a claim under subsection (a) or (b) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

          (d) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          (f) To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

          (g) Any amendment, repeal or modification of any provision of this Section by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

          Section 9.9. Amendment of Bylaws.

               (a) The stockholders, by the affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power may, at any annual or special meeting if notice of such alteration or amendment of the Bylaws is contained in the notice of such meeting, adopt, amend, or repeal these Bylaws, and alterations or amendments of Bylaws made by the stockholders shall not be altered or amended by the Board of Directors.

               (b) The Board of Directors, by the affirmative vote of a majority of the whole Board, may adopt, amend, or repeal these Bylaws at any meeting, except as provided in the above paragraph. Bylaws made by the Board of Directors may be altered or repealed by the stockholders.

                                    * * * * *

                                       20